                                                                     Exhibit 4.3

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                            THE ALLSTATE CORPORATION

                                       TO

                STATE STREET BANK AND TRUST COMPANY, as Trustee



                          FIRST SUPPLEMENTAL INDENTURE

                         Dated as of November 25, 1996



           7.95% Junior Subordinated Deferrable Interest Debentures,

                                    Series A

================================================================================

                              TABLE OF CONTENTS

                                                           PAGE
                                                           ----

                                  ARTICLE I

                      Relation to Indenture; Definitions

        Section 1.1. . . . . . . . . . . . . . . . . . . .  3
        Section 1.2. . . . . . . . . . . . . . . . . . . .  3

                                  ARTICLE II

                           The Series of Securities

        Section 2.1.   Title of the Securities . . . . . .  3
        Section 2.2.   Limitation on Aggregate Princi-
                       pal Amount; Date of Securities. . .  3
        Section 2.3.   Principal Payment Date. . . . . . .  4
        Section 2.4.   Interest and Interest Rates . . . .  4
        Section 2.5.   Extension of Interest Payment
                       Period. . . . . . . . . . . . . . .  5
        Section 2.6.   Place of Payment. . . . . . . . . .  7
        Section 2.7.   Redemption. . . . . . . . . . . . .  7
        Section 2.8.   Exchange. . . . . . . . . . . . . .  7
        Section 2.9.   Denomination. . . . . . . . . . . .  8
        Section 2.10.  Currency. . . . . . . . . . . . . .  8
        Section 2.11.  Form of Securities. . . . . . . . .  8
        Section 2.12.  Securities Registrar and Paying
                       Agent . . . . . . . . . . . . . . .  8
        Section 2.13.  Sinking Fund Obligations. . . . . .  8

                                 ARTICLE III

                                   Expenses

        Section 3.1.   Payment of Expenses . . . . . . . .  8
        Section 3.2.   Payment Upon Resignation or
                       Removal . . . . . . . . . . . . . .  9

                                  ARTICLE IV

                         Covenant to List on Exchange

        Section 4.1    Listing on an Exchange. . . . . . .  9

                                                           PAGE
                                                           ----

                                  ARTICLE V

                           Miscellaneous Provisions

        Section 5.1.   Trustee Not Responsible for
                       Recitals. . . . . . . . . . . . . .  10
        Section 5.2. . . . . . . . . . . . . . . . . . . .  10
        Section 5.3. . . . . . . . . . . . . . . . . . . .  10
        Section 5.4. . . . . . . . . . . . . . . . . . . .  10

                            THE ALLSTATE CORPORATION

                          FIRST SUPPLEMENTAL INDENTURE

                                  $515,463,925

           7.95% Junior Subordinated Deferrable Interest Debentures,
                                    Series A


                 FIRST SUPPLEMENTAL INDENTURE, dated as of November 25, 1996, between THE ALLSTATE CORPORATION, a Delaware Corporation (the "Company"), and STATE STREET BANK AND TRUST COMPANY, a trust company organized under the laws of the Commonwealth of Massachusetts, as Trustee (the "Trustee").

                                    RECITALS

                 The Company has heretofore executed and delivered to the Trustee an Indenture for Subordinated Debt Securities, dated as of November 25, 1996 (the "Indenture"), providing for the issuance from time to time of series of the Company's Securities.

                 Section 301 of the Indenture provides for various matters with respect to any series of Securities issued under the Indenture to be established in an indenture supplemental to the Indenture.

                 Section 901(7) of the Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as provided by Sections 201 and 301 of the Indenture.

                 NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

                 For and in consideration of the premises and the issuance of the series of Securities provided for herein, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities of such series, as follows:





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
                                   ARTICLE I

                       Relation to Indenture; Definitions

                 Section 1.1 This First Supplemental Indenture constitutes an integral part of the Indenture.

                 Section 1.2  For all purposes of this First Supplemental
Indenture:

                          (a)  Capitalized terms used herein without definition
shall have the meanings specified in the Indenture or in the Amended and Restated Declaration of Trust, dated as of November 25, 1996 (the "Declaration"), of Allstate Financing I, among the Company, as Depositor, State Street Bank and Trust Company, as Property Trustee, Delaware Trust Capital Management, Inc., as Delaware Trustee, and the Regular Trustees named therein, as the case may be;

                          (b)  All references herein to Articles and Sections,
unless otherwise specified, refer to the corresponding Articles and Sections of this First Supplemental Indenture; and

                          (c)  The terms "herein", "hereof", "hereunder" and
other words of similar import refer to this First Supplemental Indenture.

                                   ARTICLE II

                            The Series of Securities

                 Section 2.1 Title of the Securities. There shall be a series of Securities designated the "7.95% Junior Subordinated Deferrable Interest Debentures, Series A" (the "Securities").

                 Section 2.2 Limitation on Aggregate Principal Amount; Date of Securities. The aggregate principal amount of the Securities shall be limited to $515,463,925, plus up to an additional $77,319,600 aggregate principal amount of the Securities in the event that the over-allotment option, as provided for in the Underwriting Agreement, is exercised; provided, however, that the authorized aggregate principal amount of the Securities may be increased above such amount by a Board Reso-





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
lution to such effect. Each Security shall be dated the date of its authentication.

                 Section 2.3 Principal Payment Date. The principal amount of the Securities Outstanding (together with any accrued and unpaid interest (including any Additional Interest thereon, if any) shall be payable in a single installment on December 31, 2026, which date shall be the Stated Maturity of the Securities Outstanding; provided that the Company may (i) shorten the Stated Maturity at any time at the election of the Company, which shortened Stated Maturity shall in no event be earlier than November 25, 2001 and (ii) extend the Stated Maturity at any time at the election of the Company subject to certain conditions specified in Section 314 of the Indenture, which extended Stated Maturity shall in no event be later than December 31, 2045.

                 Section 2.4 Interest and Interest Rates. The rate of interest on each Security shall be 7.95% per annum, accruing from November 25, 1996, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to Section 2.5) in arrears on March 31, June 30, September 30 and December 31 of each year commencing December 31, 1996, at the rate of 7.95% per annum, until the principal hereof shall have become due and payable, until the principal hereof is paid or duly provided for or made available for payment and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the rate of 7.95% per annum, compounded quarterly. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any partial period shall be computed on the basis of the actual number of days elapsed in a 360-day year of twelve 30-day months.
In the event that any date on which interest is payable on this Security is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect





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as if made on such date.  A "Business Day" shall mean each Monday, Tuesday,
Wednesday, Thursday and Friday which is not (i) a day on which banking institutions in the City of New York or Chicago, Illinois are authorized or required by law or executive order to close or (ii) a day on which the Corporate Trust Office of the Trustee or the principal office of the Property Trustee under the Declaration hereinafter referred to for Allstate Financing I, is closed for business. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment, which shall be the close of business on the Business Day next preceding such Interest Payment Date. The Regular Record Date for the Securities shall be the close of business on the Business Day next preceding the applicable Interest Payment Date; provided that if the Securities are no longer represented by a Global Security, the Regular Record Date shall be the 15th day of the month in which an Interest Payment Date is scheduled. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to the Holders of this series of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

                 Section 2.5 Extension of Interest Payment Period. So long as no Event of Default has occurred and is continuing, the Company shall have the right at any time during the term of the Securities of this series from time to time, to defer the payment of interest on such Securities for up to 20 consecutive quarters with respect to each deferral period (each an "Extension Period"), during which periods interest will compound quarterly and the Company shall have the right to make partial payments of interest on any Interest Payment Date, and at the end of which the Company shall pay all interest then accrued and unpaid (together with Additional Interest thereon, if any, to the extent permitted by applicable law); provided that during any such Extension Period, the Company shall not, and shall not permit any Subsidiary to, (a) declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of the Company's capital stock or (b) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company (including other Securities of any series) that rank pari passu with or junior in interest to such Securities (other than (i) dividends or distributions in common stock of the Company, (ii) redemptions or repurchases of any rights, or the declaration of a dividend of any rights, or the issuance of any security under any future rights plan of the Company, (iii) purchases or acquisitions of shares of common stock in connection with the satisfaction by the Company of its obligations under any benefit plans for its or its Subsidiaries' directors, officers, employees or independent contractors, (iv) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (v) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock of the Company or the security being converted or exchanged) or make any guarantee payments with respect to the foregoing. Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such Extension Period together with all such previous and further extensions thereof shall not exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Securities of this series. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due on any Interest Payment Date, the Company may commence a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period except at the end thereof. The Company shall give the Holders of the Securities of this series and the Trustee notice of its election to begin any such Exten-





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
sion Period at least one Business Day prior to the next succeeding Interest Payment Date on which interest on the Securities would be payable but for such deferral or, so long as the Securities are held by the Trust prior to the earlier of (i) the next succeeding date on which the Distributions on the Preferred Securities are payable or (ii) the date the Regular Trustees are required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of such Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date.

                 Section 2.6 Place of Payment. The Place of Payment where the Securities may be presented or surrendered for payment, where the Securities may be surrendered for registration of transfer or exchange and where notices and demand to or upon the Company in respect of the Securities and the Indenture may be served shall be the Corporate Trust Office of the Trustee.

                 Section 2.7 Redemption. On or after November 25, 2001, the Company may at any time, at its option, subject to the terms and conditions of Article Eleven of the Indenture, redeem this Security in whole at any time or in part from time to time, without premium or penalty, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, including Additional Interest, if any, to the date fixed for redemption.

                 If a Special Event in respect of Allstate Financing I shall occur and be continuing, the Company may, at its option, redeem this Security at any time within 90 days of the occurrence of such Special Event, in whole but not in part, subject to the provisions of Section 1108 and the other provisions of Article Eleven of the Indenture. The redemption price for any Security so redeemed shall be equal to 100% of the principal amount thereof plus accrued and unpaid interest, including Additional Interest, if any, to the date fixed for redemption.

                 Section 2.8 Exchange. At any time, the Company may terminate Allstate Financing I and cause the Securities to be distributed to holders of the Trust Securities in liquidation of Allstate Financing I.





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
                 Section 2.9 Denomination. The Securities of this series shall be issuable only in registered form without coupons and in denominations of $25 and integral multiples thereof.

                 Section 2.10 Currency. Principal and interest on the Securities shall be payable in such coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts.

                 Section 2.11 Form of Securities. The Securities shall be substantially in the form attached as Exhibit A hereto.

                 Section 2.12 Securities Registrar and Paying Agent. The Trustee shall serve initially as Securities Registrar and Paying Agent.

                 Section 2.13 Sinking Fund Obligations. The Company has no obligation to redeem or purchase any Securities pursuant to any sinking fund or analogous requirement or upon the happening of a specified event or at the option of a Holder thereof.

                                  ARTICLE III

                                    Expenses

                 Section 3.1 Payment of Expenses. In connection with the offering, sale and issuance of the Securities and in connection with the sale of the Trust Securities by the Trust, the Company, in its capacity as borrower with respect to the Securities, shall:

                          (a)  pay all costs and expenses relating to the
offering, sale and issuance of the Securities, including commissions to the underwriters payable pursuant to the Underwriting Agreement and the Pricing Agreement and compensation and expenses of the Trustee under the Indenture in accordance with the provisions of Section 607 of the Indenture;

                          (b)  pay all costs and expenses of the Trust
(including, but not limited to, costs and expenses relating to the organization of the Trust, the offering, sale and issuance of the Trust Securities (including





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
commissions to the underwriters in connection therewith), the fees and expenses of the Property Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets);
                          (c)  be primarily and fully liable for any
indemnification obligations arising with respect to the Declaration; and

                          (d)  pay any and all taxes (other than United States
withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

                 Section 3.2 Payment Upon Resignation or Removal. Upon termination of this First Supplemental Indenture or the Indenture or the removal or resignation of the Trustee, unless otherwise stated, the Company shall pay to the Trustee all amounts accrued to the date of such termination, removal or resignation. Upon termination of the Declaration or the removal or resignation of the Delaware Trustee or the Property Trustee, as the case may be, pursuant to Section 5.7 of the Declaration, the Company shall pay to the Delaware Trustee or the Property Trustee, as the case may be, all amounts accrued to the date of such termination, removal or resignation.

                                   ARTICLE IV

                          Covenant to List on Exchange

                 Section 4.1 Listing on an Exchange. If the Securities are to be issued as a Global Security in connection with the distribution of the Securities to the holders of the Preferred Securities issued by the Trust, the Company will use its best efforts to list such Securities on the New York Stock Exchange, Inc. or on such other exchange as the Preferred Securities are then listed.





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
                                   ARTICLE V

                            Miscellaneous Provisions

                 Section 5.1 Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

                 Section 5.2 The Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

                 Section 5.3 This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

                 Section 5.4 THIS FIRST SUPPLEMENTAL INDENTURE AND EACH SECURITY SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.





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
                 IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, on the date or dates indicated in the acknowledgements and as of the day and year first above written.

                                                   THE ALLSTATE CORPORATION


                                                   By/s/ James P. Zils
                                                     -------------------------
                                                   Name:  James P. Zils
                                                   Title: Vice President and
                                                          Treasurer


Attest:


By:/s/ Robert W. Pike
   ------------------------------
         Name:  Robert W. Pike
         Title: Secretary

                                                   STATE STREET BANK AND
                                                     TRUST COMPANY,
                                                   as Trustee


                                                   By/s/ Henry W. Seemore
                                                     -------------------------
                                                   Name:   Henry W. Seemore
                                                   Title:  Assistant Vice
                                                           President

                           (FORM OF FACE OF SECURITY)

                 [IF THE SECURITY IS TO BE A GLOBAL SECURITY, INSERT - This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Security is exchangeable for Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

                 Unless this Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) to the issuer or its agent for registration of transfer, exchange or payment, and any Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

Certificate No.                                                       $________
                                                                      CUSIP No.


                            THE ALLSTATE CORPORATION

           7.95% JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES,
                                    Series A

                 THE ALLSTATE CORPORATION, a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________ or registered assigns, the principal sum of __________($__________) on December 31, 2026; provided that the Company may (i) shorten the maturity date at any time at the election of the Company, which shortened maturity date shall in no event be earlier than November

25, 2001 and (ii) extend the maturity date at any time at the election of the Company subject to certain conditions specified in Section 314 of the Indenture, which extended maturity date shall in no event be later than December 31, 2045. The Company further promises to pay interest on said principal sum from November 25, 1996, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 31, June 30, September 30 and December 31 of each year commencing December 31, 1996, at the rate of 7.95% per annum, until the principal hereof shall have become due and payable, until the principal hereof is paid or duly provided for or made available for payment and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the rate of 7.95% per annum, compounded quarterly. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any partial period shall be computed on the basis of the number of actual days elapsed in a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Security is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not (i) a day on which banking institutions in the City of New York or Chicago, Illinois are authorized or required by law or executive order to close or (ii) a day on which the Corporate Trust Office of the Trustee or the principal office of the Property Trustee under the Declaration hereinafter referred to for Allstate Financing I, is closed for business. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment, which shall be the close of business on the Business Day next preceding such Interest Payment Date. [IF PURSUANT TO THE PROVISIONS OF THE INDENTURE THE SECURITIES ARE NO LONGER REPRESENTED BY A GLOBAL SECURITY -- which shall be the close of business on the 15th business day next preceding such Interest Payment Date.] Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to the Holders of this series of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

                 The principal of and the interest on this Security shall be payable at the office or agency of the Company maintained for that purpose in the United States in such coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of this Security is the Property Trustee, the payment of the principal of and interest on this Security will be made at such place and to such account as may be designated by the Property Trustee.

                 The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate in right of payment to the prior payment in full of all Senior Indebtedness of the Company, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be nec-essary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

                 Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                 Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

                                       THE ALLSTATE CORPORATION



                                       By:
                                        Name:
                                        Title:


Attest:



By:
       Name:
       Title:


                         CERTIFICATE OF AUTHENTICATION

                 This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated:

STATE STREET BANK AND TRUST COMPANY,
as Trustee



By_________________________________________
         Authorized Signatory

                         (FORM OF REVERSE OF SECURITY)

                 This Security is one of a duly authorized issue of securities of the Company, designated as its 7.95% Junior Subordinated Deferrable Interest Debentures, Series A (herein referred to as the "Securities"), issued under and pursuant to an Indenture, dated as of November 25, 1996 between the Company and State Street Bank and Trust Company, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), as supplemented by the First Supplemental Indenture, dated as of November 25, 1996, between the Company and the Trustee (the Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

                 All terms used in this Security that are defined in the Indenture or in the Amended and Restated Declaration, dated as of November 25, 1996 (the "Declaration"), of Allstate Financing I, among The Allstate Corporation, as Depositor, and the Trustees named therein, shall have the meanings assigned to them in the Indenture or the Declaration, as the case may be.

                 So long as no Event of Default has occurred and is continuing, the Company shall have the right at any time during the term of this Security from time to time, to defer the payment of interest on such Security for up to 20 consecutive quarters with respect to each deferral period (each an "Extension Period"), during which periods interest will compound quarterly and the Company shall have the right to make partial payments of interest on any Interest Payment Date, and at the end of which the Company shall pay all interest then accrued and unpaid (together with Additional Interest thereon to the extent permitted by applicable law); provided that during any such Extension Period, the Company shall not, and shall not permit any Subsidiary to, (a) declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of the Company's capital stock or (b) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company (including other Securities of any series) that rank pari passu with or junior in interest to such Securities (other than (i) dividends or distributions in common stock of the Company, (ii) redemptions or repurchases of any rights, or the declaration of a dividend of any rights, or the issuance of any security under any future rights plan of the Company,
(iii) purchases or acquisitions of shares of common stock in connection with the satisfaction by the Company of its obligations under any benefit plans for its or its Subsidiaries' directors, officers, employees or independent contractors, (iv) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (v) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock of the Company or the security being converted or exchanged) or make any guarantee payments with respect to the foregoing. Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such Extension Period together with all such previous and further extensions thereof shall not exceed 20 consecutive quarters or extend beyond the Maturity of this Security. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due on any Interest Payment Date, the Company may commence a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period except at the end thereof. The Company shall give the Holders of the Securities of this series and the Trustee notice of its election to begin any such Extension Period at least one Business Day prior to the next succeeding Interest Payment Date on which interest on the Securities would be payable but for such deferral or, so long as the Securities are held by the Trust prior to the earlier of (i) the next succeeding date on which the Distributions on the Preferred Securities are payable or (ii) the date the Regular Trustees are required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of such Preferred Securities of the record date or the date such Distributions are pay-able, but in any event not less than one Business Day prior to such record date.

                 On or after November 25, 2001, the Company may at any time, at its option, subject to the terms and conditions of Article Eleven of the Indenture, redeem this Security in whole at any time or in part from time to time, without premium or penalty, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, including Additional Interest, if any, to the date fixed for redemption.

                 If a Special Event in respect of Allstate Financing I shall occur and be continuing, the Company may, at its option, redeem this Security at any time within 90 days of the occurrence of such Special Event, in whole but not in part, subject to the provisions of Section 1108 and the other provisions of Article Eleven of the Indenture. The redemption price for any Security so redeemed shall be equal to 100% of the principal amount thereof plus accrued and unpaid interest, including Additional Interest, if any, to the date fixed for redemption.

                 In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

                 If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

                 The Indenture contains provisions for satisfaction, discharge and defeasance at any time of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth in the Indenture.

                 The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the

Holders of a majority in principal amount of the Securities of each series at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                 No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal and interest on the Security at the times, place and rate, and in the coin or currency, herein prescribed.

                 As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Securities Register, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained under Section 1002 of the Indenture duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                 Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of this Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                 [The Securities of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof.] [This Global Security is exchangeable for Securities in definitive form only under certain limited circumstances set forth in the Indenture. Securities of this series so issued are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof.] As provided in the Indenture and subject to certain limitations [herein and] therein set forth, Securities of this series [so issued] are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

                 The Company and, by its acceptance of this Security or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Security agree that for United States federal, state and local tax purposes it is intended that this Security constitute indebtedness.

                 THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE SECURITIES WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.